Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Jurisdiction of
Incorporation or
Organization

Schawk Worldwide Holdings Inc.	United States
Schawk Holdings, Inc.	United States
Seven Seattle, Inc.	United States
Schawk USA Inc.	United States
Kedzie Aircraft LLC
Schawk LLC	United States
Schawk de Mexico SRL de CV	Mexico
Schawk Servicios Administrativos SRL de CV	Mexico
Miramar Equipment, Inc.	United States
Schawk Digital Solutions Inc.	United States
Seven Worldwide UK Ltd.	United Kingdom
Winnetts UK Ltd.	United Kingdom
Schawk Wace Group	United Kingdom
Schawk UK Holdings Ltd	United Kingdom
Seven Worldwide Ltd	United Kingdom
Schawk UK Ltd	United Kingdom
Wace Wiltshire Ltd.	United Kingdom
Gallions Estates Ltd	United Kingdom
Schawk UK Corporate Packaging Ltd.	United Kingdom
Schawk UK Overseas Investments Ltd.	United Kingdom
Ripley Group Ltd.	United Kingdom
Clyde Gravure Ltd.	United Kingdom
Riddington and Co. Ltd.	United Kingdom
Ripley and Co. Ltd	United Kingdom
Ripley Roll Lable Ltd.	United Kingdom
Scrutton Speed Ltd.	United Kingdom
Dulip Ltd	United Kingdom
Schawk Germany GMBH	Germany
Schawk Canada, Inc.	Canada
Protopak Innovations, Inc.	Canada
Schawk Belgium BVBA	Belgium
Schawk Poland Sp z.o.o.	Poland
Brandmark International Holding B.V.	Netherlands
DJPA Partnership B.V.	Netherlands
DJPA Partnership Ltd	United Kingdom
Schawk Spain, SL	Spain
Schawk Thailand Ltd.	Thailand
Anthem Design & Consulting (Shenzhen) Co. Ltd.	China
Schawk Japan, Ltd.	Japan
Schawk India Pty. Ltd.	India
Schawk Holdings Australia Pty Ltd.	Australia
Schawk Australia Pty. Ltd.	Australia
Anthem! Design Pty Ltd.	Australia
Marque Brand Consultants Pty Ltd.	Australia
Schawk Asia Pacific Pte. Ltd.	Singapore
Anthem Design Singapore Pte. Ltd.	Singapore
Schawk Labuan, Inc.	Malaysia
Schawk BVI Services, Inc.	British Virgin Islands
Schawk BVI Holdings, Inc.	British Virgin Islands
Schawk Imaging Sdn. Bhd.	Malaysia
Schawk Kuala Lumpur Sdn. Bhd.	Malaysia
Schawk Penang Sdn. Bhd.	Malaysia
Schawk Imaging (Shanghai) Co. Ltd.	China
Laserscan Technology (M) Sdn. Bhd.	Malaysia